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                                                                   EXHIBIT 2.2


                             CROSS OPTION AGREEMENT

NEITHER THIS CROSS OPTION AGREEMENT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS CROSS OPTION AGREEMENT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, IF ANY, MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO PIONEER OR TRAILBLAZER, AS THE CASE MAY BE, OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO PIONEER OR TRAILBLAZER, AS THE CASE MAY BE, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

         This CROSS OPTION AGREEMENT (the "Agreement") is entered into November 18, 1998 by and among American Retirement Corporation, a Tennessee corporation ("Pioneer"), and Assisted Living Concepts, Inc., a Nevada corporation ("Trailblazer").

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution of this Agreement, Pioneer, Pioneer Merger Corporation, a Tennessee corporation and a wholly-owned subsidiary of Pioneer ("Merger Sub"), and Trailblazer are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"; capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which Pioneer proposes to combine with Trailblazer by means of a merger (the "Merger") of Merger Sub with and into Trailblazer in which (a) each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation; (b) each issued and outstanding share of common stock, par value $.01 per share, of Trailblazer (the "Trailblazer Common Stock"), other than shares of Trailblazer Common Stock that are owned by Trailblazer as treasury stock and shares of Trailblazer Common Stock, if any, that are owned by Pioneer, shall automatically be converted into the right to receive 0.85 shares (the "Exchange Ratio") of the common stock, par value $.01 per share, of Pioneer ("Pioneer Common Stock"); and (c) each option to purchase Trailblazer Common Stock, each 6.0% Convertible Subordinated Debenture due 2002 and each 5.625% Convertible Subordinated Debenture due 2003 of Trailblazer (collectively, the "Trailblazer Debentures"), and each grant of Trailblazer Restricted Stock outstanding as of the Effective Time shall be assumed by Pioneer as provided in
Section 5.7 of the Merger Agreement; and

         WHEREAS, as a condition to the willingness of the parties to enter into the Merger Agreement and incur expenses and expend time and effort in connection with the Merger Agreement and the transactions contemplated thereby, Pioneer has required that Trailblazer agree, and Trailblazer has agreed, among other things, to grant to Pioneer the Trailblazer Option (as hereinafter defined), and Trailblazer has required that Pioneer agree, and Pioneer has agreed, among other things, to grant to Trailblazer the Pioneer Option (as hereinafter defined), in each case in accordance with the terms of this Agreement.



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         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                          THE TRAILBLAZER STOCK OPTION

         1.1 GRANT OF TRAILBLAZER STOCK OPTION. Trailblazer hereby grants to Pioneer an irrevocable option (the "Trailblazer Stock Option") to purchase, subject to the terms hereof, 2,583,465 fully paid and nonassessable shares (the "Trailblazer Option Shares") of Trailblazer Common Stock at a purchase price of $13.96 per Trailblazer Option Share (the "Trailblazer Stock Purchase Price") in the manner set forth in Sections 1.2, 1.3, and 1.4; provided, however, that in no event shall the number of shares of Trailblazer Common Stock for which the Trailblazer Stock Option is exercisable exceed 14.9% of the number of shares of Trailblazer Common Stock outstanding immediately before the exercise of the Trailblazer Stock Option. The number of shares of Trailblazer Common Stock that may be received upon the exercise of the Trailblazer Stock Option and the Trailblazer Stock Purchase Price are subject to adjustment as set forth herein.

         1.2 EXERCISE OF TRAILBLAZER STOCK OPTION. (a) The Trailblazer Stock Option may be exercised by Pioneer, in whole or in part, at any time or from time to time after (i) the occurrence of a Third Party Transaction with respect to Trailblazer or (ii) the Merger Agreement becomes terminable or is terminated by Pioneer or Trailblazer under circumstances that could entitle Pioneer to termination fees under Section 7.2(b) of the Merger Agreement, regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Third Party Transaction (any such event by which the Trailblazer Stock Option becomes exercisable being referred to herein as a "Pioneer Triggering Event"). In the event Pioneer wishes to exercise all or any part of the Trailblazer Stock Option, Pioneer shall deliver to Trailblazer a written notice (a "Pioneer Exercise Notice," with the date of the Pioneer Exercise Notice being hereafter called the "Pioneer Notice Date"), notifying Trailblazer of its exercise of the Trailblazer Stock Option and specifying the number of Trailblazer Option Shares to be purchased. The closing of such exercise of the Trailblazer Stock Option (a "Trailblazer Option Closing") shall occur at a place, on a date (not earlier than three nor later than 30 business days from the Pioneer Notice Date), and at a time designated by Pioneer in the Pioneer Exercise Notice. The Trailblazer Stock Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms (other than following the occurrence of a Pioneer Triggering Event); or (iii) 365 days following any termination of the Merger Agreement following the occurrence of a Pioneer Triggering Event (or, if, at the expiration of such 365 day period the Trailblazer Stock Option cannot be exercised by reason of any applicable judgment, decree, order, law, or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than March 31, 2000). Notwithstanding the foregoing, the Trailblazer Stock Option may not be exercised if Pioneer is in
(i) breach of any of its representations or warranties in this Agreement



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or in the Merger Agreement that are qualified with respect to a Material Adverse
Effect on Pioneer or materiality; (ii) material breach of any of its representations or warranties in this Agreement or the Merger Agreement that are not so qualified; or (iii) material breach of any of its covenants or agreements contained in this Agreement or in the Merger Agreement.

                  (b) Upon receipt of a Pioneer Exercise Notice, Trailblazer shall be obligated to deliver to Pioneer a certificate or certificates evidencing the Trailblazer Option Shares, in accordance with the terms of this Agreement, on the later of (i) the date specified in the Pioneer Exercise Notice or (ii) the first business day on which the conditions specified in Section 1.3 shall be satisfied.

         1.3 CONDITIONS TO DELIVERY OF THE TRAILBLAZER OPTION SHARES. The right of Pioneer to exercise the Trailblazer Stock Option and the obligation of Trailblazer to deliver the Trailblazer Option Shares upon any exercise of the Trailblazer Stock Option is subject to the following conditions:

                  (a) Such delivery would not in any material respect violate, or otherwise cause the material violation of, any material law, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") applicable to such exercise of the Trailblazer Stock Option and the delivery of the Trailblazer Option Shares; and

                  (b) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction preventing or prohibiting such exercise of the Trailblazer Stock Option or the delivery of the Trailblazer Option Shares in respect of such exercise (and no action or proceeding shall have been commenced or threatened for purposes of obtaining the same).

         1.4 CLOSINGS. At any Trailblazer Option Closing, (i) Trailblazer will deliver to Pioneer a certificate or certificates evidencing the number of Trailblazer Option Shares being purchased in the denominations specified in the Pioneer Exercise Notice and, if the Trailblazer Stock Option has been exercised in part, a new Trailblazer Stock Option evidencing the right of Pioneer to purchase the balance of the Trailblazer Option Shares, and (ii) Pioneer will pay to Trailblazer the aggregate purchase price for the Trailblazer Option Shares to be purchased by Pioneer. All payments made by Pioneer to Trailblazer pursuant to this Section 1.4 shall be made, at the option of Pioneer, either by wire transfer of immediately available funds or by delivery to Trailblazer of a certified or bank cashier's check or checks payable to or to the order of Trailblazer, in either case in the amount of the Trailblazer Stock Purchase Price multiplied by the number of shares to be purchased.

         1.5 ADJUSTMENTS UPON SHARE ISSUANCES, CHANGES IN CAPITALIZATION, ETC. In the event of any change in Trailblazer Common Stock or in the number of outstanding shares of Trailblazer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares, or similar transaction or any other change in the corporate or capital structure of




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Trailblazer (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities, or other property), the type and number of shares or securities to be issued by Trailblazer upon exercise of the Trailblazer Stock Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Pioneer shall receive upon exercise of the Trailblazer Stock Option the number, and class of shares and voting power represented thereby or other securities or property that Pioneer would have received in respect of Trailblazer Common Stock if the Trailblazer Stock Option had been exercised immediately prior to such event, or the record date therefor, as applicable, and elected to the fullest extent it would have been permitted to elect, to receive such securities, cash, or other property.

         1.6 LEGENDS. The certificate or certificates evidencing the Trailblazer Option Shares acquired upon exercise of the Trailblazer Stock Option shall bear a legend in substantially the following form:

           THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         It is understood and agreed that the above legend will be removed by delivery of substitute certificate(s) without such legend if the holder shall have delivered to Trailblazer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Trailblazer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

                                   ARTICLE II
                            THE PIONEER STOCK OPTION

        2.1 GRANT OF PIONEER STOCK OPTION. Pioneer hereby grants to Trailblazer an irrevocable option (the "Pioneer Stock Option") to purchase, subject to the terms hereof, 2,549,333 fully paid and nonassessable shares (the "Pioneer Option Shares") of Pioneer Common Stock at a purchase price of $17.25 per Pioneer Option Share (the "Pioneer Stock Purchase Price") in the manner set forth in Sections 2.2, 2.3, and 2.4; provided, however, that in no event shall the number of shares of Pioneer Common Stock for which the Pioneer Stock Option is exercisable exceed 14.9% of the number of shares of Pioneer Common Stock outstanding immediately before the exercise of the Pioneer Stock Option. The number of shares of Pioneer Common Stock that may be received upon the exercise of the Pioneer Stock Option and the Pioneer Stock Purchase Price are subject to adjustment as set forth herein.



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         2.2 EXERCISE OF PIONEER STOCK OPTION. (a) The Pioneer Stock Option may
be exercised by Trailblazer, in whole or in part, at any time or from time to time after (i) the occurrence of a Third Party Transaction with respect to Pioneer or (ii) the Merger Agreement becomes terminable or is terminated by Trailblazer or Pioneer under circumstances that could entitle Trailblazer to termination fees under Section 7.2(a) of the Merger Agreement, regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Third Party Transaction (any such event by which the Pioneer Stock Option becomes exercisable being referred to herein as a "Trailblazer Triggering Event"). In the event Trailblazer wishes to exercise all or any part of the Pioneer Stock Option, Trailblazer shall deliver to Pioneer a written notice (a "Trailblazer Exercise Notice," with the date of the Trailblazer Exercise notice being hereafter called the "Trailblazer Notice Date") notifying Pioneer of its exercise of the Pioneer Stock Option and specifying the number of Pioneer Option Shares to be purchased. The closing of such exercise of the Pioneer Stock Option (a "Pioneer Option Closing") shall occur at a place, on a date (not earlier than three nor later than 30 business days from the Trailblazer Notice Date), and at a time designated by Trailblazer in the Trailblazer Exercise Notice. The Pioneer Stock Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms (other than following the occurrence of a Trailblazer Triggering Event); or (iii) 365 days following any termination of the Merger Agreement following the occurrence of a Trailblazer Triggering Event (or, if, at the expiration of such 365 day period the Pioneer Stock Option cannot be exercised by reason of any applicable judgment, decree, order, law, or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than March 31, 2000). Notwithstanding the foregoing, the Pioneer Stock Option may not be exercised if Trailblazer is in
(i) breach of any of its representations or warranties in this Agreement or in the Merger Agreement that are qualified with respect to a Material Adverse Effect on Trailblazer or materiality; (ii) material breach of any of its representations or warranties in this Agreement or the Merger Agreement that are not so qualified; or (iii) material breach of any of its covenants or agreements contained in this Agreement or in the Merger Agreement.

                  (b) Upon receipt of a Trailblazer Exercise Notice, Pioneer shall be obligated to deliver to Trailblazer a certificate or certificates evidencing the Pioneer Option Shares, in accordance with the terms of this Agreement, on the later of (i) the date specified in the Trailblazer Exercise Notice or (ii) the first business day on which the conditions specified in
Section 2.3 shall be satisfied.

         2.3 CONDITIONS TO DELIVERY OF THE PIONEER OPTION SHARES. The right of Trailblazer to exercise the Pioneer Stock Option and the obligation of Pioneer to deliver the Pioneer Option Shares upon any exercise of the Pioneer Stock Option is subject to the following conditions:

                  (a) Such delivery would not in any material respect violate, or otherwise cause the material violation of, any material law, including, without limitation, the HSR Act applicable to such exercise of the Pioneer Stock Option and the delivery of the Pioneer Option Shares; and



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                  (b) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction preventing or prohibiting such exercise of the Pioneer Stock Option or the delivery of the Pioneer Option Shares in respect of such exercise (and no action or proceeding shall have been commenced or threatened for purposes of obtaining the same).

         2.4 CLOSINGS. At any Pioneer Option Closing, (i) Pioneer will deliver to Trailblazer a certificate or certificates evidencing the number of Pioneer Option Shares being purchased in the denominations specified in the Trailblazer Exercise Notice and, if the Pioneer Stock Option has been exercised in part, a new Pioneer Stock Option evidencing the right of Trailblazer to purchase the balance of the Pioneer Option Shares, and (ii) Trailblazer will pay to Pioneer the aggregate purchase price for the Pioneer Option Shares to be purchased by Trailblazer. All payments made by Trailblazer to Pioneer pursuant to this
Section 2.4 shall be made, at the option of Trailblazer, either by wire transfer of immediately available funds, or by delivery to Pioneer of a certified or bank cashier's check or checks payable to or to the order of Pioneer, in either case in the amount of the Pioneer Stock Purchase Price multiplied by the number of shares to be purchased.

         2.5 ADJUSTMENTS UPON SHARE ISSUANCES, CHANGES IN CAPITALIZATION, ETC. In the event of any change in Pioneer Common Stock or in the number of outstanding shares of Pioneer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares, or similar transaction or any other change in the corporate or capital structure of Pioneer (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities, or other property), the type and number of shares or securities to be issued by Pioneer upon exercise of the Pioneer Stock Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Trailblazer shall receive upon exercise of the Pioneer Stock Option the number, and class of shares and voting power represented thereby or other securities or property that Trailblazer would have received in respect of Pioneer Common Stock if the Pioneer Stock Option had been exercised immediately prior to such event, or the record date therefor, as applicable, and elected to the fullest extent it would have been permitted to elect, to receive such securities, cash, or other property.

           2.6 LEGENDS. The certificate or certificates evidencing the Pioneer Option Shares acquired upon exercise of the Pioneer Stock Option shall bear a legend in substantially the following form:

           THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.



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         It is understood and agreed that the above legend will be removed by delivery of substitute certificate(s) without such legend if the holder shall have delivered to Pioneer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Pioneer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF TRAILBLAZER

         Trailblazer hereby represents and warrants to Pioneer as follows:

         3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Trailblazer has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Trailblazer and the consummation by Trailblazer of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Trailblazer, and no other corporate proceedings on the part of Trailblazer are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Trailblazer and, assuming the due authorization, execution, and delivery by Pioneer, constitutes a legal, valid, and binding obligation of Trailblazer, enforceable against Trailblazer in accordance with its terms.

         3.2 AUTHORITY TO ISSUE SHARES. Trailblazer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof until the Trailblazer Stock Option shall no longer be exercisable, shall have reserved, all the Trailblazer Option Shares issuable pursuant to this Agreement, and Trailblazer will take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of Trailblazer Common Stock or other securities that may be issued pursuant to
Section 1.5, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, shall be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Pioneer's voting rights, charges, and other encumbrances of any nature whatsoever (other than this Agreement) and shall not be subject to any preemptive rights.

         3.3 NO VIOLATION. The execution and delivery of this Agreement by Trailblazer do not, and the performance of this Agreement by Trailblazer will not, (i) violate or conflict with any provision of any Laws in effect on the date of this Agreement and applicable to Trailblazer or any Trailblazer Subsidiary or by which any of their respective properties or assets is bound or subject; (ii) require Trailblazer or any Trailblazer Subsidiary to obtain any consent, waiver, approval, license, or authorization or permit of, or make any filing with, or notification to, any Governmental Entities, based on laws, rules, regulations, and other requirements of Governmental Entities in effect on the date of this Agreement (other than (a) the filing of a Pre-Merger Notification Report under the HSR Act and the expiration of the applicable waiting period; (b) filings or authorizations required in connection or in compliance with the provisions of the



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Exchange Act, the Securities Act, the NRS, the Bylaws of the AMEX, or the
"takeover" or "blue sky" laws of various states; or (c) any other filings and approvals expressly contemplated by this Agreement); (iii) require the consent, waiver, approval, license, or authorization of any person (other than Governmental Entities); (iv) violate, conflict with, or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event that with notice or the lapse of time or both would become a default) under, or give to others any right of, or result in any, termination, amendment, acceleration, or cancellation of, or loss of any benefit or creation of a right of first refusal, or require or increase any payment under, or result in the creation of a lien or other encumbrance on any of the properties or assets of Trailblazer or any Trailblazer Subsidiary pursuant to or under any provision of any indenture, mortgage, note, bond, lien, lease, license, agreement, contract, order, judgment, ordinance, Trailblazer Permit (as defined below), or other instrument or obligation to which Trailblazer or any Trailblazer Subsidiary is a party or by which Trailblazer or any Trailblazer Subsidiary or any of their respective properties is bound or subject; or (v) conflict with or violate the Articles of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of Trailblazer or any of the Trailblazer Subsidiaries, except for any such conflicts or violations described in clauses
(i) through (v) as would not, together with all other such conflicts or violations, have a Material Adverse Effect on Trailblazer and except when the failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications would not, either individually or in the aggregate, (y) prevent Trailblazer from performing any of its obligations under this Agreement or (z) have a Material Adverse Effect on Trailblazer.

         3.4 INVESTMENT INTENT. Trailblazer is acquiring the Pioneer Stock Option, and the Pioneer Option Shares issuable upon any exercise of the Pioneer Stock Option, for investment for its own account and not with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act.

                                   ARTICLE IV
                            COVENANTS OF TRAILBLAZER

         Trailblazer hereby covenants and agrees as follows:

         4.1 LISTING; OTHER ACTION. (a) If Trailblazer Common Stock or any other securities to be acquired upon exercise of the Trailblazer Stock Option are then listed on the AMEX or on any other exchange or trading system, Trailblazer, upon the request of Pioneer, shall, at its expense, promptly file an application to list such shares or other securities on AMEX or such other exchange or trading system and will use reasonable best efforts to obtain approval of such listing on the AMEX or such other exchange or trading system, subject to notice of issuance, as promptly as practicable.

                  (b) Trailblazer shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions



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

contemplated hereunder, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications, and orders of Governmental Entities. Without limiting the generality of the foregoing, Trailblazer shall, when required in order to effect the transactions contemplated hereunder, make all filings and submissions under the HSR Act as promptly as practicable.

         4.2 REGISTRATION. Upon the request of Pioneer at any time and from time to time within two (2) years of the first Trailblazer Option Closing, Trailblazer agrees (i) to effect, as promptly as practicable, up to two registrations under the Securities Act covering any part or all (as may be requested by Pioneer) of the securities that have been acquired by or are issuable to Pioneer upon exercise of the Trailblazer Stock Option, and to use its best efforts to qualify or exempt such Trailblazer Option Shares or other securities under any applicable state securities laws and (ii) to include any part or all of the Trailblazer Option Shares or such other securities in any registration statement for common stock filed by Trailblazer under the Securities Act in which such inclusion is permitted under applicable rules and regulations and to use its reasonable best efforts to keep each such registration described in clause (i) effective for a period of not in excess of six (6) months, unless, in the written opinion of counsel to Trailblazer, addressed to Pioneer and reasonably satisfactory in form and substance to Pioneer, such registration is not required for the sale and distribution of such securities in the manner contemplated by Pioneer. If the managing underwriter of a proposed offering of securities by Trailblazer shall advise Trailblazer in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Trailblazer Option Shares requested by Pioneer to be included in a registration statement concurrently with securities being registered for sale by Trailblazer would adversely affect the distribution of such securities by Trailblazer, then Trailblazer shall, at its option, either
(i) include such Trailblazer Option Shares in the registration statement, but Pioneer shall agree to delay the offering and sale for such period of time as the managing underwriter may reasonably request (provided that Pioneer may at any time withdraw its request to include the Trailblazer Option Shares in such offering) or (ii) include such portion of the Trailblazer Option Shares in the registration statement as the managing underwriter advises may be included for sale simultaneously with sales by Trailblazer. The registrations effected under this Section 4.2 shall be effected at Trailblazer's expense except for underwriting commissions and discounts and the fees and disbursements of Pioneer's counsel. With respect to a registration statement that has become effective pursuant to this Agreement, if the Board of Directors of Trailblazer shall determine, in its good faith reasonable judgment, that it is necessary to suspend the availability of such registration statement in light of the existence of any undisclosed acquisition or financing activity or other undisclosed material event, circumstance, or condition involving Trailblazer or Trailblazer Subsidiary, the disclosure of which in any such case could reasonably be expected to materially disadvantage Trailblazer, and the existence of which, absent disclosure, would render such registration statement inadequate as failing to include material information, then Trailblazer may cause the right of Pioneer to make dispositions of Trailblazer Option Shares pursuant to such registration statement to be suspended for one or more periods of time not exceeding 90 days in the aggregate as the Board of Directors of Trailblazer determines in its good faith reasonable judgment to be necessary. If Trailblazer determines to suspend the right of the holders pursuant to the


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immediately preceding sentence, Trailblazer shall deliver a notice to Pioneer that indicates that such registration statement is no longer usable. Upon the receipt of any such notice, Pioneer shall forthwith discontinue any sale of Trailblazer Option Shares pursuant to such registration statement and any use of the prospectus contained therein. As soon as the circumstances that resulted in the delivery of any such notice cease to exist, Trailblazer shall promptly notify Pioneer of such cessation, whereupon Pioneer may resume making dispositions of Trailblazer Option Shares pursuant to such registration statement. Pioneer shall provide all information reasonably requested by Trailblazer for inclusion in any registration statement to be filed hereunder. In connection with any registration pursuant to this Section 4.2, Trailblazer and Pioneer shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution.

         4.3 DISTRIBUTION. Trailblazer shall acquire the Pioneer Option Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any Pioneer Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PIONEER

         Pioneer hereby represents and warrants to Trailblazer as follows:

         5.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Pioneer has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Pioneer and the consummation by Pioneer of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Pioneer, and no other corporate proceedings on the part of Pioneer are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Pioneer and, assuming the due authorization, execution, and delivery by Trailblazer, constitutes a legal, valid, and binding obligation of Pioneer, enforceable against Pioneer in accordance with its terms.

         5.2 AUTHORITY TO ISSUE SHARES. Pioneer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof until the Pioneer Stock Option shall no longer be exercisable, shall have reserved, all the Pioneer Option Shares issuable pursuant to this Agreement, and Pioneer will take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of Pioneer Common Stock or other securities that may be issued pursuant to Section 2.5, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid, and nonassessable, shall be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Trailblazer's voting rights, charges, and other encumbrances of any nature whatsoever (other than this Agreement) and shall not be subject to any preemptive rights.

         5.3 NO VIOLATION. The execution and delivery of this Agreement by Pioneer do not, the performance of this Agreement by Pioneer will not, (i) violate or conflict with any provision of any Laws in effect on the date of this Agreement and applicable to Pioneer or any Pioneer Subsidiary or by which any of their respective properties or assets is bound or subject; (ii) require Pioneer or any Pioneer Subsidiary to obtain any consent, waiver, approval, license, or authorization or permit of, or make any filing with, or notification to, any Governmental Entities, based on laws, rules, regulations, and other requirements of Governmental Entities in effect on the date of this Agreement (other than (a) the filing of a Pre-Merger Notification Report under the HSR Act and the expiration of the applicable waiting period; (b) filings or authorizations required in connection or in compliance with the provisions of the Exchange Act, the Securities Act, the TBCA, the Bylaws of the NYSE, or the "takeover" or "blue sky" laws of various states; or (c) any other filings and approvals expressly contemplated by this Agreement); (iii) require the consent, waiver, approval, license, or authorization of any person (other than Governmental Entities); (iv) violate, conflict with, or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event that with notice or the lapse of time or both would become a default) under, or give to others any right of, or result in any, termination, amendment, acceleration, or cancellation of, or loss of any benefit or creation of a right of first refusal, or require or increase any payment under, or result in the creation of a lien or other encumbrance on any of the properties or assets of Pioneer or any Pioneer Subsidiary pursuant to or under any provision of any indenture, mortgage, note, bond, lien, lease, license, agreement, contract, order, judgment, ordinance, Pioneer Permit (as defined below), or other instrument or obligation to which Pioneer or any Pioneer Subsidiary is a party or by which Pioneer or any Pioneer Subsidiary or any of their respective properties is bound or subject; or (v) conflict with or violate the Charter or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of Pioneer or any of the Pioneer Subsidiaries, except for any such conflicts or violations described in clauses
(i) through (v) as would not, together with all other such conflicts or violations, have a Material Adverse Effect on Pioneer and except when the failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications would not, either individually or in the aggregate, (y) prevent Pioneer from performing any of its obligations under this Agreement or (z) have a Material Adverse Effect on Pioneer.

         5.4 INVESTMENT INTENT. Pioneer is acquiring the Trailblazer Stock Option, and the Trailblazer Option Shares upon any exercise of the Trailblazer Stock Option, for investment for its own account and not with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act.

                                   ARTICLE VI
                              COVENANTS OF PIONEER

         Pioneer hereby covenants and agrees as follows:

         6.1 LISTING; OTHER ACTION. (a) If Pioneer Common Stock or any other securities to be acquired upon exercise of the Pioneer Option are then listed on the NYSE or any other exchange or trading system, Pioneer, upon the request of Trailblazer, shall, at its expense, promptly file an application to list such shares or other securities on the NYSE or such other exchange or trading system and will use reasonable best efforts to obtain approval of such listing on the NYSE or such other exchange or trading system, subject to notice of issuance, as promptly as practicable.

                  (b) Pioneer shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications, and orders of Governmental Entities. Without limiting the generality of the foregoing, Pioneer shall, when required in order to effect the transactions contemplated hereunder, make all filings and submissions under the HSR Act as promptly as practicable.

         6.2 REGISTRATION. Upon the request of Trailblazer at any time and from time to time within two (2) years of the first Pioneer Option Closing, Pioneer agrees (i) to effect, as promptly as practicable, up to two registrations under the Securities Act covering any part or all (as may be requested by Trailblazer) of the securities that have been acquired by or are issuable to Trailblazer upon exercise of the Pioneer Stock Option, and to use its best efforts to qualify or exempt such Pioneer Option Shares or other securities under any applicable state securities laws and (ii) to include any part or all of the Pioneer Option Shares or such other securities in any registration statement for common stock filed by Pioneer under the Securities Act in which such inclusion is permitted under applicable rules and regulations and to use its reasonable best efforts to keep each such registration described in clause (i) effective for a period of not in excess of six (6) months, unless, in the written opinion of counsel to Pioneer, addressed to Trailblazer and reasonably satisfactory in form and substance to Trailblazer, such registration is not required for the sale and distribution of such securities in the manner contemplated by Trailblazer. If the managing underwriter of a proposed offering of securities by Pioneer shall advise Pioneer in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Pioneer Option Shares requested by Trailblazer to be included in a registration statement concurrently with securities being registered for sale by Pioneer would adversely affect the distribution of such securities by Pioneer, then Pioneer shall, at its option, either (i) include such Pioneer Option Shares in the registration statement, but Trailblazer shall agree to delay the offering and sale for such period of time as the managing underwriter may reasonably request (provided that Trailblazer may at any time withdraw its request to include the Pioneer Option Shares in such offering) or
(ii) include such portion of the Pioneer Option Shares in the registration statement as the managing underwriter advises may be included for sale simultaneously with sales by Pioneer. The registrations effected under this
Section 6.2 shall be effected at Pioneer's expense except for underwriting commissions and discounts and the fees and disbursements of Trailblazer's counsel. With respect to a registration statement that has become effective pursuant to this Agreement, if the Board of Directors of Pioneer shall determine, in its good faith reasonable judgment, that it is necessary to suspend the availability of such registration statement in light of the existence of any undisclosed acquisition or financing activity or other undisclosed material event, circumstance, or condition involving Pioneer or any Pioneer Subsidiary, the disclosure of which in any such case could reasonably be expected to materially disadvantage Pioneer, and the existence of which, absent disclosure, would render such registration statement inadequate as failing to include material information, then Pioneer may cause the right of Trailblazer to make dispositions of Pioneer Option Shares pursuant to such registration statement to be suspended for one or more periods of time not exceeding 90 days in the aggregate as the Board of Directors of Pioneer determines in its good faith reasonable judgment to be necessary. If Pioneer determines to suspend the right of the holders pursuant to the immediately preceding sentence, Pioneer shall deliver a notice to Trailblazer that indicates that such registration statement is no longer usable. Upon the receipt of any such notice, Trailblazer shall forthwith discontinue any sale of Pioneer Option Shares pursuant to such registration statement and any use of the prospectus contained therein. As soon as the circumstances that resulted in the delivery of any such notice cease to exist, Pioneer shall promptly notify Trailblazer of such cessation, whereupon Trailblazer may resume making dispositions of Pioneer Option Shares pursuant to such registration statement. Trailblazer shall provide all information reasonably requested by Pioneer for inclusion in any registration statement to be filed hereunder. In connection with any registration pursuant to this Section 6.2, Pioneer and Trailblazer shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution.

         6.3 DISTRIBUTION. Pioneer shall acquire the Trailblazer Option Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any Trailblazer Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 EXPENSES. Except as expressly provided herein to the contrary, each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisors.

         7.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested), or by a nationally recognized courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or, if sent by telecopy or facsimile, to the parties at the telecopier numbers specified below:

           If to Pioneer:          American Retirement Corporation
                                   111 Westwood Place, Suite 402
                                   Brentwood, TN 37027
                                   Attention: W.E. Sheriff
                                   Telecopier: (615) 221-2272

           With copies to:         Bass, Berry & Sims PLC
                                   2700 First American Center
                                   Nashville, TN 37238
                                   Attention: T. Andrew Smith
                                   Telecopier: (615) 742-2766

           If to Trailblazer:      Assisted Living Concepts, Inc.
                                   9955 SE Washington, Suite 201
                                   Portland, OR 97216
                                   Attention: William McBride III
                                   Telecopier: (615) 255-8002

           With copies to:         Latham & Watkins
                                   633 W. Fifth Street, Suite 4000
                                   Los Angeles, California 90071
                                   Attention: Gary Olson
                                   Telecopier: (213) 891-8763

         7.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         7.4 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

         7.5 GOVERNING LAW. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Tennessee applicable to contracts to be made and performed wholly within such state without reference to the conflict of laws principles thereof, except to the extent the laws of the State of Nevada govern the terms, rights, and conditions of the Trailblazer Stock Option.

         7.6 INJUNCTIVE RELIEF. The parties agree that in the event of a breach of any provision of this Agreement irreparable damage would occur, the aggrieved party would be without an adequate remedy at law, and damages would be difficult to determine. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled at law or in equity.

         7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

         7.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         7.9 FURTHER ASSURANCES. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated by this Agreement.

         7.10 THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy, or claim under or by reason of this Agreement or any provision contained herein.

         7.11 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified, and supplemented only by a written document executed by Pioneer and Trailblazer.



                            [Signature Page Follows]

IN WITNESS WHEREOF, Pioneer and Trailblazer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                              AMERICAN RETIREMENT CORPORATION

                              /s/ W.E. Sheriff
                              -----------------------------------------
                              By: W.E. Sheriff
                                  -------------------------------------
                              Title: Chief Executive Officer
                                     ----------------------------------



                              ASSISTED LIVING CONCEPTS, INC.


                              /s/ William McBride III
                              -----------------------------------------
                              By: William McBride III
                                  -------------------------------------
                              Title: Chief Executive Officer
                                    -----------------------------------





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